                                                          Exhibit No. EX. 99.j.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" in the  Prospectus and  "Independent  Registered  Public  Accounting
Firm" and "Financial  Statements" in the Statement of Additional Information and
to the  incorporation  by  reference  of our report dated August 20, 2007 on the financial  statements  of The Olstein  Funds,  consisting of The Olstein All Cap
Value Fund and The Olstein Strategic Opportunities Fund, as of June 30, 2007, in
the  Registration  Statement  (Form  N-1A) of The  Olstein  Funds filed with the
Securities and Exchange  Commission in this  Post-Effective  Amendment No. 22 to
the  Registration   Statement  under  the  Securities  Act  of  1933  (File  No.
033-91770).

                                                /s/Ernst & Young LLP

Chicago, Illinois
October 26, 2007